Exhibit 10.36

Loan No. TBD

TERM NOTE

July 3, 2012

$240,000.00	Cottonwood Heights, Utah

For value received, the undersigned Meier Properties, Series LLC, an Utah limited liability company, with an address of 2221 North 3250 West, Vernal, Utah 84078 and Superior Drilling Products, LLC, an Utah limited liability company, with an address of PO Box 1656, Vernal, Utah 84078 and Meier Family Holding Company, LLC, a Utah limited liability company, with an address of 2221 North 3250 West, Vernal, Utah 84078 (collectively, the "Borrower"), jointly and severally, promise to pay to the order of Proficio Bank, a State Chartered Commercial Bank with an address of 6985 Union Park Center, Suite 150, Cottonwood Heights, Utah 84047 (together with its successors and assigns, the "Bank"), the principal amount of Two Hundred Forty Thousand Dollars and Zero Cents ($240,000.00) on or before July 3, 2017 (the "Maturity Date"), as set forth below, together with interest from the date hereof on the unpaid principal balance from time to time outstanding until paid in full. The Borrower shall pay consecutive monthly installments of principal and interest, as follows: $2,604.63 commencing on August 3, 2012, and the same amount (except the last installment which shall be the unpaid balance) on the 3rd of each month thereafter, until changed in accordance with this Note. The aggregate principal balance outstanding shall bear interest thereon at a per annum rate equal to Two Percent (2.00%) above the Wall Street Journal Prime Rate (as hereinafter defined). Upon any change in the interest rate in accordance with this Note, each monthly installment due and payable thereafter (except the last installment which shall be the unpaid balance) shall be recalculated (increased or reduced) to reflect the adjusted interest rate, the outstanding principal balance at such time and the remaining term of the 10 year amortization period commencing on the date of this Note in accordance with the Bank's calculation in the Bank's sole discretion.

Notwithstanding anything to the contrary in this Note, the interest rate on this Note is limited by a floor as follows: the minimum interest rate (i.e. floor) is 5.50% per annum.

Wall Street Journal Prime Rate means the highest rate published from time to time by the Wall Street Journal as the Prime Rate, or, in the event the Wall Street Journal ceases publication of the Prime Rate, the base, reference or other rate then designated by the Bank, in its sole discretion, for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto.

The effective interest rate applicable to the Borrower's loans evidenced hereby shall change on the date of each change in the Wall Street Journal Prime Rate.

Principal and interest shall be payable at the Bank's main office or at such other place as the Bank may designate in writing in immediately available funds in lawful money of the United States of America without set-off, deduction or counterclaim. Interest shall be calculated on the basis of actual number of days elapsed and a 360-day year.

REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants:

Organization and Qualification. If not an individual that: (i) it is duly formed and validly existing under the laws of the state of its formation, (ii) its exact legal name is set forth in the first paragraph of this Note; (iii) it is in good standing under the laws of said state; (iv) it has the power to own its property and conduct its business as now conducted and as currently proposed to be conducted, and; (v) it is duly qualified to do business under the laws of each state where the nature of the business done or property owned requires such qualification.

Address. Such Borrower maintains its principal office at the address set forth in the first paragraph of this Note.

Authorization and Valid Obligations. The execution, delivery and performance of this Note and all other documents and agreements delivered in connection with this Note (the "Related Documents") have been duly authorized by all necessary actions of such Borrower and each represents a legal, valid and binding obligation of such Borrower and is fully enforceable according to its terms, except as limited by laws relating to the enforcement of creditors' rights.

Conflicts. Such Borrower's execution, delivery, and performance of this Note and all the Related Documents do not conflict with, result in a violation of, or constitute a default under (1) any provision of any agreement or other instrument binding upon such Borrower or (2) any law, governmental regulation, court decree, or order applicable to such Borrower.

Litigation. There is no litigation, claim, investigation, administrative proceeding or similar action pending or threatened against such Borrower which might materially adversely affect such Borrower's financial condition or such Borrower’s ability to conduct its business or to pay or perform its obligations to the Bank under this Note or the Related Documents except as have been disclosed to and acknowledged by the Bank in writing.

Liens. Such Borrower has good and clear record and marketable title to all of its properties and assets, and all of its properties and assets are free and clear of all mortgages, liens, pledges, charges, encumbrances and setoffs, except as previously disclosed to and acknowledged by the Bank in writing.

Financial Information. Each financial statement of such Borrower provided to the Bank fairly presents the condition of such Borrower at the date thereof and the results of the operations of such Borrower for the period indicated, all in conformity with generally accepted accounting principles, consistently applied. There have been no material adverse changes in the such Borrower's financial condition or business since the date of the most recent financial statements provided to the Bank.

AFFIRMATIVE COVENANTS. Each Borrower covenants and agrees that it shall:

Financial Statements. Furnish the Bank with the following:

Annual Financial Statements. As soon as available to such Borrower, but in any event within Ninety (90) days after the end of each fiscal year, a full and complete signed copy of financial statements in form acceptable to the Bank, in its sole discretion, which shall include a balance sheet of such Borrower, as at the end of such year, statement of cash flows and statement of profit and loss of such Borrower reflecting the results of its operations during such year.

Additional Requirements. Such other financial statements and related information, in such form and detail as may be satisfactory to the Bank, within thirty (30) days of the Bank’s request.

All financial statements required to be provided under this Note shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by such Borrower as being true and correct.

Tax Returns. Furnish the Bank with such Borrower's filed Federal tax returns, including all schedules thereto, for the prior year within 30 days after the date that such Borrower's tax returns are required to be filed each such year or by such other date approved by the Bank.

Right to Audit. Permit the Bank to examine and audit such Borrower's books and records at any time and from time to time.

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Conduct of Business. Maintain its existence in good standing and comply with all laws and regulations of the United States and of any state or states thereof and of any political subdivision thereof, and of any governmental authority which may be applicable to it or to its business.

Taxes. Promptly pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, retirement benefits, withholding, sales and other taxes assessed against it or payable by it before delinquent; except for any tax assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.

Maintenance. Keep and maintain its properties, in good repair, working order and condition.

Notification of Material Litigation. Promptly notify the Bank in writing of any litigation or of any investigative proceedings of a governmental agency or authority commenced or threatened against it which would or might be materially adverse to the financial condition of such Borrower or any guarantor of this Note.

Insurance. Maintain in force property, casualty and liability insurance on its property and/or operations satisfactory to the Bank, against risks customarily insured against by companies engaged in businesses similar to that of such Borrower containing such terms and written by such companies satisfactory to the Bank, such insurance to be payable to the Bank as its interest may appear in the event of loss and to name the Bank as insured pursuant to a standard loss payee clause; no loss shall be adjusted thereunder without the Bank’s approval; and all such policies shall provide that they may not be canceled without first giving at least Thirty (30) days written notice of cancellation to the Bank.

NEGATIVE COVENANTS. Each Borrower covenants and agrees that it shall not, without the prior written consent of the Bank:

Indebtedness. Issue any evidence of indebtedness or create, assume, guarantee, become contingently liable for, or suffer to exist indebtedness in addition to indebtedness to the Bank, except indebtedness or liabilities of such Borrower, other than for money borrowed, incurred or arising in the ordinary course of business.

Sale of interest. Permit any sale or transfer of ownership of any interest in such Borrower unless such transfer shall not result in change in control of such Borrower.

Loans or Advances. Make any loans or advances to any organization or person, including without limitation its officers, members and employees; provided, however, that such Borrower may make advances to its employees, including its officers, with respect to expenses incurred or to be incurred by such employees in the ordinary course of business which expenses are reimbursable by such Borrower; and provided further, however, that such Borrower may extend credit in the ordinary course of business in accordance with customary trade practices.

Dividends and Distributions. Pay any dividends on or make any distribution in cash or in property, or redeem, purchase or otherwise acquire, directly or indirectly, any stock, partnership, membership, beneficial or other ownership interests in such Borrower, except, so long as such Borrower is not in default hereunder, if such Borrower is a Subchapter S corporation, under the regulations of the Internal Revenue Service of the United States, distributions to the stockholders of such Borrower in such amounts as are necessary to pay the tax liability of such stockholders due as a result of such stockholders' interest in such Borrower.

Investments. Make investments in, or advances to, any organization or person other than as previously advised to the Bank in writing.

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Merger. Merge or consolidate or be merged or consolidated with or into any other entity.

Capital Expenditures. Make or commit to make capital expenditures by lease, purchase, or otherwise, except in the ordinary and usual course of business for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in such Borrower's business.

Sale of Assets. Sell, lease or otherwise dispose of any of its assets, except in the ordinary and usual course of business and except for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in such Borrower’s business.

Restriction on Liens. Grant any security interest in, or mortgage of, any of its properties or assets except liens or security interests for taxes or assessments if not yet due and payable, purchase-money liens or security interests, or liens in favor of the Bank.

Other Business.  Engage in any business other than the business in which it is currently engaged or a business reasonably allied thereto.

Change of Name, etc.  Change its legal name or the State or the type of its organization or the location of its principal office, without giving the Bank at least 30 days prior written notice thereof.

At the option of the Bank, this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (each, an "Event of Default"): (1) default of any liability, obligation, covenant or undertaking of the Borrower, any endorser or any guarantor hereof to the Bank, hereunder or otherwise, including, without limitation, failure to pay in full and when due any installment of principal or interest or default of the Borrower, any endorser or any guarantor hereof under any other loan document delivered by the Borrower, any endorser or any guarantor, or in connection with the loan evidenced by this Note or any other agreement by the Borrower, any endorser or any guarantor with the Bank continuing for 30 days with respect to any default (other than with respect to the payment of money for which there is no grace period); (2) failure of the Borrower, any endorser or any guarantor hereof to maintain aggregate collateral security value satisfactory to the Bank continuing for 30 days; (3) default of any material liability, obligation or undertaking of the Borrower, any endorser or any guarantor hereof to any other party continuing for 30 days; (4) if any statement, representation or warranty heretofore, now or hereafter made by the Borrower, any endorser or any guarantor hereof in connection with the loan evidenced by this Note or in any supporting financial statement of the Borrower, any endorser or any guarantor hereof shall be determined by the Bank to have been false or misleading in any material respect when made; (5) if the Borrower, any endorser or any guarantor hereof is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property; (6) the death of the Borrower, any endorser or any guarantor hereof and, if the Borrower, any endorser or any guarantor hereof is a partnership or limited liability company, the death of any partner or member; (7) the institution by or against the Borrower, any endorser or any guarantor hereof of any proceedings under the Bankruptcy Code 11 USC §101 et seq. or any other law in which the Borrower, any endorser or any guarantor hereof is alleged to be insolvent or unable to pay its debts as they mature, or the making by the Borrower, any endorser or any guarantor hereof of an assignment for the benefit of creditors or the granting by the Borrower, any endorser or any guarantor hereof of a trust mortgage for the benefit of creditors; (8) the service upon the Bank of a writ in which the Bank is named as trustee of the Borrower, any endorser or any guarantor hereof; (9) a judgment or judgments for the payment of money shall be rendered against the Borrower, any endorser or any guarantor hereof, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; (10) any levy, lien (including mechanics lien) except as permitted under any of the other loan documents between the Bank and the Borrower, seizure, attachment, execution or similar process shall be issued or levied on any of the property of the Borrower, any endorser or any guarantor hereof; (11) the termination or revocation of any guaranty hereof; or (12) the occurrence of such a change in the condition or affairs (financial or otherwise) of the Borrower, any endorser or any guarantor hereof, or the occurrence of any other event or circumstance, such that the Bank, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any obligation of the Borrower, any endorser or any guarantor hereof to the Bank has been or may be impaired.

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Any payments received by the Bank on account of this Note shall, at the Bank's option, be applied first, to any costs, expenses or charges then owed to the Bank by the Borrower; second, to accrued and unpaid interest; third, to the unpaid principal balance hereof; and the balance to escrows, if any. Notwithstanding the foregoing, any payments received after the occurrence and during the continuance of an Event of Default shall be applied in such manner as the Bank may determine. The Borrower hereby authorizes the Bank to charge any deposit account which the Borrower may maintain with the Bank for any payment required hereunder without prior notice to the Borrower.

If pursuant to the terms of this Note, the Borrower is at any time obligated to pay interest on the principal balance at a rate in excess of the maximum interest rate permitted by applicable law for the loan evidenced by this Note, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

The Borrower represents to the Bank that the proceeds of this Note will not be used for personal, family or household purposes or for the purpose of purchasing or carrying margin stock or margin securities within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

The Borrower and each endorser and guarantor hereof grant to the Bank a continuing lien on and security interest in any and all deposits or other sums at any time credited by or due from the Bank to the Borrower and/or each endorser or guarantor hereof and any cash, securities, instruments or other property of the Borrower and each endorser and guarantor hereof in the possession of the Bank, whether for safekeeping or otherwise, or in transit to or from the Bank (regardless of the reason the Bank had received the same or whether the Bank has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower and/or any endorser or guarantor hereof to the Bank and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower or any endorser or guarantor hereof to the Bank at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Bank.

No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waive presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of every kind in connection with the delivery, acceptance, performance or enforcement of this Note and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable and waives all recourse to suretyship and guarantor defenses generally, including any defense based on impairment of collateral. To the maximum extent permitted by law, the Borrower and each endorser and guarantor of this Note waive and terminate any homestead rights and/or exemptions respecting any premises under the provisions of any applicable homestead laws, including without limitation, Utah Code 78-23-4 and hereby agrees not to file a declaration of homestead under Utah Code 78-23-4.

The Borrower and each endorser and guarantor of this Note shall indemnify, defend and hold the Bank and its directors, officers, employees, agents and attorneys (each an "Indemnitee") harmless against any claim brought or threatened against any Indemnitee by the Borrower, by any endorser or guarantor, or by any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Bank's relationship with the Borrower or any endorser or guarantor hereof (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank's selection, but at the expense of the Borrower and any endorser and/or guarantor), except for any claim arising out of the gross negligence or willful misconduct of the Bank.

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The Borrower and each endorser and guarantor of this Note agree to pay, upon demand, costs of collection of all amounts under this Note including, without limitation, principal and interest, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, reasonable attorneys' fees and expenses. Upon the occurrence and during the continuance of an Event of Default, interest shall accrue at a rate per annum equal to the aggregate of 4.0% plus the rate provided for herein. If any payment due under this Note is unpaid for 10 days or more, the Borrower shall pay, in addition to any other sums due under this Note (and without limiting the Bank's other remedies on account thereof), a late charge equal to 5.0% of such unpaid amount.

This Note shall be binding upon the Borrower and each endorser and guarantor hereof and upon their respective heirs, successors, assigns and legal representatives, and shall inure to the benefit of the Bank and its successors, endorsees and assigns.

The liabilities of the Borrower and each Borrower, if more than one, and any endorser or guarantor of this Note are joint and several; provided, however, the release by the Bank of the Borrower or any one or more endorsers or guarantors shall not release any other person obligated on account of this Note. Any and all present and future debts of the Borrower to any endorser or guarantor of this Note are subordinated to the full payment and performance of all present and future debts and obligations of the Borrower to the Bank. Each reference in this Note to the Borrower and each Borrower, if more than one, and endorser or guarantor of this Note, is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated, unless and until all liabilities, obligations and indebtedness to the Bank of the person from whom contribution is sought have been irrevocably satisfied in full. The release or compromise by the Bank of any collateral shall not release any person obligated on account of this Note.

The Borrower and each endorser and guarantor hereof each authorizes the Bank to complete this Note if delivered incomplete in any respect. A photographic or other reproduction of this Note may be made by the Bank, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

The Borrower will from time to time execute and deliver to the Bank such documents, and take or cause to be taken, all such other further action, as the Bank may request in order to effect and confirm or vest more securely in the Bank all rights contemplated by this Note or any other loan documents related thereto (including, without limitation, to correct clerical errors) or to vest more fully in or assure to the Bank the security interest in any collateral securing this Note or to comply with applicable statute or law.

This Note shall be governed by the laws of the State of Utah Without giving effect to the conflicts of laws principles thereof.

Any notices under or pursuant to this Note shall be deemed duly received and effective if delivered in hand to any officer or agent of the Borrower or Bank, or if mailed by registered or certified mail, return receipt requested, addressed to the Borrower or Bank at the address set forth in this Note or as any party may from time to time designate by written notice to the other party.

The Borrower and each endorser and guarantor of this Note each irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in Utah, over any suit, action or proceeding arising out of or relating to this Note. Each of the Borrower and each endorser and guarantor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Each of the Borrower and each endorser and guarantor hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower’s, endorser's or guarantor's address shown below or as notified to the Bank and (ii) by serving the same upon the Borrower(s), endorser(s) or guarantor(s) in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Borrower or such endorser or guarantor.

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THE BORROWER, EACH ENDORSER AND GUARANTOR AND THE BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE, ANY OF THE OBLIGATIONS OF THE BORROWER, EACH ENDORSER AND GUARANTOR TO THE BANK, AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREES NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN, WAIVED. THE BORROWER, EACH ENDORSER AND GUARANTOR AND THE BANK EACH CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

Executed as of July 3, 2012.

Witness:	Borrower:

Meier Properties, Series LLC

By:
Annette D Meier, Manager

2221 North 3250 West
Vernal, Utah
84078

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Witness:	Borrower:

Superior Drilling Products, LLC

By:
Annette D Meier, Member

PO Box 1656 Vernal, Utah 84078

Witness:	Borrower;

Meier Family Holding Company, LLC

By:
Annette D Meter, Manager

2221 North 3250 West Vernal, Utah 84078

Promissory Notes	© 2012 Medici, a division of Wolters Kluwer Financial Services

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